Exhibit 99.1

FIBERNET ANNOUNCES STOCKHOLDER APPROVAL

OF MERGER WITH ZAYO GROUP, LLC

NEW YORK, NY (September 9, 2009) — FiberNet Telecom Group, Inc. (“FiberNet”) (NASDAQ: FTGX) today announced that at a special meeting of stockholders held on September 9, 2009, its stockholders adopted the Agreement and Plan of Merger, dated as of May 28, 2009, among FiberNet, Zayo Group, LLC (“Zayo Group”) and Zayo Merger Sub, Inc., pursuant to which FiberNet will become a wholly-owned subsidiary of Zayo Group. Approximately 98.10% of the shares of FiberNet common stock entitled to vote and present at the special meeting were voted in favor of the adoption of the Agreement and Plan of Merger, representing approximately 67.85% of the issued and outstanding shares of FiberNet common stock as of the close of business on August 7, 2009, the record date for the special meeting.

The closing of the transaction is subject to the satisfaction or waiver of the other closing conditions specified in the Agreement and Plan of Merger. FiberNet and Zayo Group currently anticipate that the transaction will close immediately after the satisfaction or waiver of such other closing conditions.

About FiberNet

Celebrating its 10th anniversary, FiberNet owns and operates integrated colocation facilities and diverse transport routes in the gateway markets of New York/New Jersey, Los Angeles, Chicago and Miami, designed to provide comprehensive broadband interconnectivity enabling the exchange of traffic over multiple networks. FiberNet’s customized connectivity infrastructure provides an advanced, high bandwidth, fiber-optic solution to support the demand for network capacity and to facilitate the interconnection of multiple carriers’ and customers’ networks. For additional information about FiberNet, visit FiberNet’s website at www.ftgx.com.

About Zayo Group

Based in Louisville, Colo., Zayo Group, (www.zayo.com) is a regional provider of telecom services – including bandwidth, voice and managed services – to carrier, enterprise, SME and government customers. Zayo Group currently provides its service over a fiber network that spans 129 markets in 23 states. Zayo Group consists of three complementary business units: Zayo Bandwidth, Zayo Managed Services and Onvoy Voice Services.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the Merger Agreement, (3) the inability to complete the Merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.ftgx.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.